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                                                                      Exhibit 99

                         AMERICAN EAGLE OUTFITTERS, INC.

                             REGISTRATION AGREEMENT

         THIS REGISTRATION AGREEMENT (this "Agreement") is made and entered into as of December 4, 1998, by and among AMERICAN EAGLE OUTFITTERS, INC., an Ohio corporation (the "Company"), and Hubert Guez, Trustee of the Guez Living Trust U/D/T December 6, 1996 (the "Trust") and Paul Guez, holders of the Company's common stock, without par value (collectively the "Shareholders").

                                    RECITALS
                                    --------

         WHEREAS, in February of 1995, S.H.D. Investments, LLC, a California limited liability company ("SHD"), purchased 2,250,000 shares (the "Shares") of the Company's common stock from Sam Forman, a former president of the Company, after taking into account the two 3-for-2 stock splits of the Company's common stock.

         WHEREAS, the Shareholders are members of SHD.

         WHEREAS, the Shares purchased form Mr. Forman by SHD were restricted shares.

         WHEREAS, in December 1998, SHD redeemed a portion of the interests in SHD held by the Shareholders and as a result distributed 250,000 Shares to Paul Guez and 250,000 Shares to the Trust (the "Registrable Securities").

         WHEREAS, the Company has agreed to register the Registrable Securities in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:

                                    AGREEMENT
                                    ---------

         Section 1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Registrable Securities" means the Shares owned by Paul Guez and the Trust as a result of the distribution by SHD in December 1998.

         The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all reasonable expenses, except Selling Expenses as defined below, incurred by the Company in complying with a registration under Sections 5 or 6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and accountants for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Shareholders and all fees and disbursements of counsel for any Shareholder.

         Section 2. SHELF REGISTRATION. The Company hereby agrees to effect a registration under the Securities Act on Form S-3 for a public offering of the Registrable Securities. At the expense of the Shareholders, the Company will:

         (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for six (6) months, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for six (6) months;


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         (b) Furnish to the Shareholders such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Shareholders may reasonably request in order to facilitate the public offering of such securities;

         (c) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such Shareholders may reasonably request within ten (10) days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

         (d) Notify the Shareholders promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

         (e) Notify the Shareholders promptly of any request by the Commission to amend or supplement such registration statement or prospectus or for additional information;

         (f) Prepare and file with the Commission promptly upon the request of any such Shareholders, any amendments or supplements to such registration statement or prospectus which, in the reasonable opinion of counsel for such Shareholders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Shareholders;

         (g) Prepare and promptly file with the Commission, and promptly notify such Shareholders of the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made; and

         (h) Advise such Shareholders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         Section 3. RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Agreement at any time in its sole discretion whether prior to or after the effectiveness of such registration. Any such termination or withdrawal will not relieve the Shareholders of their obligation to pay expenses and provide indemnification hereunder.

         Section 4. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations pursuant to Section 2 shall be borne by the Shareholders and shall be paid by the Shareholders to the Company in cash in advance on demand, subject to verification of actual expenses by the Company for advance payments. All Selling Expenses relating to securities registered on behalf of the Shareholders shall be borne by the Shareholders.

         Section 5. INFORMATION BY SHAREHOLDERS. The Shareholders shall furnish the Company such information regarding such Shareholders, the Registrable Securities held by them and the distribution proposed by such Shareholders as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

         Section 6. INDEMNIFICATION.

         (a) The Shareholders will jointly and severally indemnify the Company, each of its directors and officers, and each person who controls the Company against all claims, losses, damages and liabilities (or actions in respect thereof), arising out of or based on any action or omission by the Company pursuant to or as a result of this Agreement, including without limitation, any mistake or negligent act on the part of the Company or its agents, and will reimburse the Company, such directors, officers, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action.

         (b) If the Company becomes entitled to indemnification under this
Section 6, it shall give notice to the Shareholders promptly after it has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Shareholders to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Shareholders, who shall conduct the defense of such claim or litigation, shall be approved by the Company (whose approval shall not unreasonably be withheld), and the Company may participate in such defense at its own expense, and provided further that the failure of the Company to give notice as provided herein shall not relieve the Shareholders of their obligations under this Agreement unless the failure to give such notice is materially prejudicial to the Shareholder's ability to defend such action and provided further, that the Shareholders shall not


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assume the defense for matters as to which there is a conflict of interest or separate and different defenses. The Shareholders, in the defense of any such claim or litigation, shall not, except with the consent of the Company, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Company of a release from all liability in respect to such claim or litigation.

         Section 7. NON-ASSIGNABILITY OF AGREEMENT. The rights granted by this Agreement to the Shareholders may not be transferred except by will or the laws of descent or distribution.

         Section 8. EXECUTION IN COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 9. NOTICES. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid, and shall be deemed given upon receipt, as follows:

         If to the Company to:

                  American Eagle Outfitters
                  150 Thorn Hill Drive
                  Warrendale, PA 15086-7528
                  (724) 776-4857:
                  Attention: Jay L. Schottenstein, Chairman of the Board


         With a copy to:

                  Neil Bulman, Jr.
                  Porter, Wright, Morris & Arthur
                  41 South High Street
                  Columbus, Ohio 43215

If to the Shareholders to:

                  The address appearing on the books and records of the Company or its transfer agent as the address of the Shareholders

         With a copy to:

                  Stephen D. Cooke, Esq.
                  Paul, Hastings, Janofsky & Walker LLP
                  695 Town Center Drive
                  Costa Mesa, California 92626-1924

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.

         Section 10. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with he laws of the State of Ohio, without regard to its conflict of laws principles.

         Section 11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral and written, with respect to the subject matter hereof.





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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the day and year first above written.


AMERICAN EAGLE OUTFITTERS, INC.                 SHAREHOLDERS


By: /s/Jay L. Schottenstein                     /s/Paul Guez
    -------------------------------------       --------------------------------
       Jay L. Schottenstein, Chairman           Paul Guez


                                                The Guez Family Trust
                                                U/D/T December 6, 1996



                                                By:/s/Hubert Guez
                                                   -----------------------------
                                                   Hubert Guez, Co-Trustee